Exhibit 99.1

Contact: Yvonne Gill
April 11, 2014	570-724-0247
yvonneg@cnbankpa.com

C&N Announces FIRST QUARTER 2014 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the first quarter 2014.

Net income in the first quarter 2014 totaled $4,288,000, or $0.35 per basic share and $0.34 per diluted share. Net income for the first quarter 2014 was up slightly from $0.34 per basic and diluted share for the fourth quarter 2013 and down from $0.38 per basic and diluted share in the first quarter 2013. First quarter 2014 earnings reflected an annualized return on average assets of 1.41% and an annualized return on average equity of 9.41%.

Highlights related to C&N’s earnings results were as follows:

•	Net interest income totaled $10,118,000 in the first quarter 2014, down from $10,531,000 in the fourth quarter 2013 and down 8.4% from $11,047,000 in the first quarter 2013. Over the course of 2013 and in the first quarter 2014, yields earned on securities and loans have fallen by more than interest rates paid on deposits and borrowings. Also, the average balance of loans outstanding was $39.6 million (5.9%) lower in the first quarter 2014 than in the first quarter 2013. The net interest margin was 3.89% in the first quarter 2014 as compared to 3.91% in the fourth quarter 2013 and 4.18% in the first quarter 2013.

•	C&N recorded a credit for loan losses (reduction in expense) of ($311,000) in the first quarter 2014 as compared to a provision for loan losses of $1,559,000 in the fourth quarter 2013 and $183,000 in the first quarter 2013. The credit for loan losses in the first quarter 2014 included the effects of a net reduction in specific allowances required on impaired loans of $143,000, and also included a reduction in the collectively determined portion of the allowance resulting from a decrease in loan balances outstanding. The comparatively high provision in the fourth quarter 2013 included the effects of establishing an allowance of $1,552,000 on loans to one commercial borrower. The allowance on loans to this borrower was $1,503,000 at March 31, 2014.

•	Noninterest revenue of $3,751,000 in the first quarter 2014 was $373,000 lower than in the fourth quarter 2013 and $92,000 lower than in the first quarter 2013. Service charges on deposit accounts of $1,223,000 in the first quarter 2014 were down $198,000 from the fourth quarter 2013 and $3,000 from the first quarter 2013. Gains from sales of residential mortgage loans totaled $151,000 in the first quarter 2014, down from $315,000 in the fourth quarter 2013 and $504,000 in the first quarter 2013, as volume fell mainly because of higher interest rates. Total Trust and brokerage revenue of $1,274,000 in the first quarter 2014 was $11,000 higher than the total in the fourth quarter 2013, and $186,000 (17.1%) higher than the total in the first quarter 2013. Other operating income of $403,000 in the first quarter 2014 was up $21,000 from the fourth quarter 2013 and up $114,000 from the first quarter 2013, mainly as a result of higher mortgage servicing revenue and an increase in the fair value of mortgage servicing rights.

•	Realized gains from available-for-sale securities totaled $31,000 in the first quarter 2014, down from $266,000 in the fourth quarter 2013. In the first quarter 2013, C&N generated gains from sales of securities totaling $1,159,000 and also incurred losses from prepayment of borrowings of $1,023,000.

•	Noninterest expenses, excluding losses from prepayment of borrowings, totaled $8,524,000 in the first quarter 2014, up from $7,788,000 in the fourth quarter 2013 and down slightly from $8,553,000 in the first quarter 2013. Pensions and other employee benefit costs were $334,000 higher in the first quarter 2014 than in the fourth quarter 2013, mainly due to the timing of payroll taxes and other payroll-related expenses that are typically highest in the first quarter of each year. Other operating expense was $200,000 higher in the first quarter 2014 than in the fourth quarter 2013, but $103,000 lower than in the first quarter 2013. Within other operating expense, certain items tend to be seasonally higher in the first quarter of each year. The reduction in other operating expense in the first quarter 2014 as compared to the first quarter 2013 included a reduction in ATM and interchange processing expense of $61,000, mainly due to rate reductions stemming from negotiations in 2013.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,235,139,000 at March 31, 2014 as compared to $1,237,695,000 at December 31, 2013 and $1,240,321,000 at March 31, 2013.

•	Net loans outstanding (excluding mortgage loans held for sale) were $617,475,000 at March 31, 2014, down from $635,640,000 at December 31, 2013 and down $42.2 million (6.4%) from $659,628,000 at March 31, 2013.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $147,391,000 at March 31, 2014, up from $145,954,000 at December 31, 2013 and $114,134,000 at March 31, 2013.

•	Total nonperforming assets as a percentage of assets was 1.44% at March 31, 2014, down slightly from 1.53% at December 31, 2013 and up from 0.83% at March 31, 2013. The increase in this ratio in the fourth quarter 2013 resulted mainly from classification of two large commercial loans as nonaccrual.

•	Deposits and repo sweep accounts totaled $966,563,000 at March 31, 2014, up from $957,901,000 at December 31, 2013 and down from $972,611,000 at March 31, 2013. The decrease in deposits as compared to one year earlier was primarily from a reduction in time deposits.

•	Total shareholders’ equity was $184,762,000 at March 31, 2014, up from $179,472,000 at December 31, 2013 and $183,208,000 at March 31, 2013. Net unrealized gains from available-for-sale securities amounted to $2,442,000 at March 31, 2014, up from net unrealized losses of ($1,004,000) at December 31, 2013 and down from net unrealized gains of $9,223,000 at March 31, 2013, reflecting the effects of changes in long-term interest rates. Tangible common equity as a percentage of tangible assets was 14.12% at March 31, 2014, up from 13.93% a year earlier.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $797,833,000 at March 31, 2014, an increase of 8.2% from a year earlier, reflecting the effect of new accounts as well as net appreciation in asset values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.